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                                                                   EXHIBIT 10.38




                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT is dated February 11, 2005. Its parties are NORTH POINTE FINANCIAL SERVICES, INC., a Michigan corporation ("Buyer"), S. JAMES CLARKSON ("Clarkson"), and PETCOFF FINANCIAL SERVICES, L.L.C., a Michigan limited liability company ("PFS"). Clarkson and PFS are referred to collectively as the "Sellers".

                                   BACKGROUND

         Northwestern Zodiac Limited Partnership, a Michigan limited partnership ("Partnership"), owns the real property at 28819 Franklin Road, Southfield, Michigan 48034 ("Real Property").

         The Partnership's partners are as follows:

         NAME                TYPE OF INTEREST             PERCENTAGE
         Clarkson            General partner                  30%
         Clarkson            Limited partner                  30%
         PFS                 Limited partner                  40%

         Sellers desire to sell their interests in the Partnership to Buyer, and Buyer desires to purchase these interests from Seller, upon the terms set forth below.

                                      TERMS

         The parties agree as follows:

1.       DEFINITIONS AND ATTACHMENTS

         1.01.    DEFINITIONS.

These defined terms are used in this Agreement:

         "Buyer" means North Pointe Financial Services, Inc., a Michigan corporation.

         "Clarkson" means S. James Clarkson.

         "Closing Date -- General Partnership Interest" means that date on which Buyer is to make its payment under this Agreement for Clarkson's general partnership interest and he is to assign that Partnership Interest to Buyer. This will take place on or about the date that the Lender gives its approval of the sale of the General Partnership Interest to Buyer.

         "Closing Date -- Limited Partnership Interests" means that date on which Buyer is to make its payments under this Agreement for Clarkson's and PFS's limited partnership

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interests and they are to assign those Partnership Interests to Buyer. This will take place on or about the date that the parties sign this Agreement.

         "Closing Date -- Clarkson Limited Partnership Interest" means that date on which Buyer is to make its payments under this Agreement for Clarkson's limited partnership interest and he is to assign that Partnership Interest to Buyer. This will take place on or about the date that the parties sign this Agreement.

         "Closing Date -- PFS Limited Partnership Interest" means that date on which Buyer is to make its payments under this Agreement for PFS's limited partnership interest and it is to assign that Partnership Interest to Buyer. This will take place on or about the date that the parties receive the Third Party Approvals.

         Closing Dates" means the Closing Date -- General Partnership Interest, the Closing Date -- Clarkson Limited Partnership Interest, and the Closing Date -- PFS Limited Partnership Interest, collectively.

         "FCA" means Financial Corporation of America, the manager of the Real Property under a contract with the Partnership.

         "General Partnership Interest" means the general partnership interest in the Partnership owned by Clarkson.

         "IRS" means the Internal Revenue Service.

         "Lender" means IDS Life Insurance Company.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of that asset other than (i) Liens arising by operation of law and in the ordinary course of business, such as mechanic's, carrier's or materialmen's liens (none of which would materially impair or interfere with the use or operation of the asset); (ii) Liens for Taxes which are either not delinquent or are being contested in good faith; and (iii) Liens which secure indebtedness for borrowed money. For the purposes of this Agreement, a Lien will include the interest of a vendor or lessor in an asset under any conditional sale agreement, capital lease or other title retention agreement.

         "Limited Partnership Interests" means the limited partnership interests in the Partnership owned by Clarkson and PFS.

         "Material Adverse Effect" means a reduction of greater than five percent (5%) in the value of any asset.

         "Mortgage" means the Amended and Restated Mortgage granted by the Partnership to Lender on June 19, 2001 encumbering the Real Property.


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         "Partnership" means Northwestern Zodiac Limited Partnership, a Michigan limited partnership.

         "Partnership Interests" means all existing partnership interests in the Partnership.

         "Person" means an individual business entity or including a government unit.

         "PFS" means Petcoff Financial Services, L.L.C., a Michigan limited liability company.

         "Purchase Price" means the purchase price to be paid by Buyer to Sellers for all their Partnership Interests, which is in the aggregate $1,500,000

         "Real Property" means the real property at 28819 Franklin Road, Southfield, Michigan 48034.

         "Sellers" mean Clarkson and PFS when referred to collectively.

         "Taxes" means all taxes of any sort levied or assessed by any governmental unit on any basis, including all penalties and additions to tax and interest on those assessments. Except as otherwise stated in this Agreement, however, Taxes shall not include federal income taxes.

         "Tax Returns" means all returns and reports (including elections, declarations, disclosures, schedules, estimates, and information returns) required to be supplied to or filed with a taxing authority relating to Taxes.

         "Third Party Approvals" means approvals of the purchase of Clarkson's General Partnership Interest and PFS's Limited Partnership Interest from those investment bankers, commercial bankers and other parties, whose approvals Buyer deems necessary or appropriate.

         1.02.    ATTACHMENTS.

The following attachments are referenced in this Agreement:

ATTACHMENT NO.         ATTACHMENT DESCRIPTION
         1.            Assignment of Clarkson's Limited Partnership Interest
         2.            Assignment of PFS's Limited Partnership Interest
         3.            Assignment of Clarkson's General Partnership Interest
         4.            Disclosure regarding material contracts



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2.       PURCHASE AND SALE OF PARTNERSHIP INTERESTS

         2.01. PURCHASE AND SALE. Subject to this Agreement's terms, Sellers shall sell to Buyer and Buyer shall purchase from Seller, the Partnership Interests on the Closing Dates (as described below), free and clear from of any Liens. The Purchase Price for the Partnership Interests is $1,500,000. On the Closing Dates, Sellers will assign to Buyer valid title to their Partnership Interests free of any Lien, limitation or restriction. The Purchase Price will be paid as follows:

         (a) Buyer will pay $450,000 to Clarkson for his General Partnership Interest on the Closing Date -- General Partnership Interest.

         (b) Buyer will pay $450,000 to Clarkson for his Limited Partnership Interest on the Closing Date -- Clarkson Limited Partnership Interest.

         (c) Buyer will pay $600,000 to PFS for its Limited Partnership Interest on the Closing Date -- PFS Limited Partnership Interest.

         2.02.    CLOSING AND DELIVERABLES.

         (a) The Closing Date -- Clarkson Limited Partnership Interest shall take place on the date that this Agreement is signed, at Buyer's offices, at a time on which the parties agree. The Closing Date -- PFS Limited Partnership Interest shall take place within 2 business days of the date that Buyer obtains the Third Party Approvals. The Closing Date -- General Partnership Interest shall take place within 2 business days of Lender granting its written approval of the sale of the General Partnership Interest to Buyer.

         (b) On the Closing Date -- Clarkson Limited Partnership Interest, Buyer shall deliver to Clarkson:

                  (1) $450,000 in immediately available funds by certified or official bank check or by electronic transfer of funds payable to the order of Clarkson.

                  (2) A certificate of good standing for Buyer, issued by the Michigan Department of Labor and Economic Growth, Bureau of Commercial Services.

                  (3) A Certificate of an officer of Buyer dated as of that Closing Date certifying the resolutions of Buyer's board of directors (i) authorizing this Agreement, its execution, delivery and performance, and (ii) the incumbency and signature of the officer executing this Agreement.

                  (4) Any other documents reasonably necessary to put this transaction into effect.


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         (c) On the Closing Date -- PFS Limited Partnership Interest, Buyer
shall deliver to PFS:

                  (1) $600,000 in immediately available funds by certified or official bank check or by electronic transfer of funds payable to the order of PFS.

                  (2) A certificate of good standing for Buyer, issued by the Michigan Department of Labor and Economic Growth, Bureau of Commercial Services.

                  (3) Buyer's certification that its representations and warranties are true as of that Closing Date and that all conditions for PFS's benefit have been satisfied or waived.

                  (4) A certificate of an officer of Buyer dated that Closing Date certifying the resolutions of Buyer's Board of Directors
                  (i) Authorizing this Agreement, its execution, delivery and performance, and (ii) The incumbency and signature of the officer executing this Agreement.

                  (5) Any other documents reasonably necessary to put this transaction into effect.

         (d) On the Closing Date -- Clarkson Limited Partnership Interest, Clarkson shall deliver to Buyer:

                  (1) An executed Assignment of his Limited Partnership Interest in the form at Attachment 2.

                  (2) All Partnership books and records in Clarkson's possession that are not already in the possession of Buyer, PFS, or FCA.

                  (3) A certificate of good standing for the Partnership, issued by the Michigan Department of Labor and Economic Growth, Bureau of Commercial Services.

                  (4) Any other documents reasonably necessary to put this transaction into effect.

         (e) On the Closing Date -- PFS Limited Partnership Interest, PFS shall deliver to Buyer:

                  (1) An executed Assignment of Limited Partnership Interest in the form at Attachment 3.


                  (2) All partnership books and records in PFS's possession.


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                  (3) PFS's certification that its representations and
                  warranties remain true as of that Closing Date and that all conditions for Buyer's benefit have been satisfied or waived.

                  (4) A certificate of good standing for PFS, issued by the Michigan Department of Labor and Economic Growth, Bureau of Commercial Services.

                  (5) Any other documents reasonably necessary to put this transaction into effect.

         (f) On the Closing Date -- General Partnership Interest, Buyer shall deliver to Clarkson:

                  (1) $450,000 in immediately available funds by certified or official bank check or by electronic transfer of funds payable to the order of Clarkson.

                  (2) Buyer's certification that its representations and warranties are true as of that Closing Date and that all conditions for Clarkson's benefit have been satisfied or waived.

                  (3) Any other documents reasonably necessary to put this transaction into effect.

                  (4) Written consent from the Lender allowing the transfer of the General Partnership Interests without assessment of a prepayment or other penalty.

                  (5) If Buyer is unable to obtain a release of Clarkson's guaranty to Lender, Buyer will cause a person satisfactory to Clarkson to provide an indemnity of Clarkson of claims under the guaranty, on terms stated in an Indemnity Agreement.

         (g) On the Closing Date -- General Partnership Interest, Clarkson shall deliver to Buyer: -

                  (1) An executed Assignment of his General Partnership Interest in the form at Attachment 2.

                  (2) Clarkson's certification that his representations and warranties remain true as of that Closing Date and that all conditions for Buyer's benefit have been satisfied or waived.


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         2.03. EFFECT. The transactions described in this Agreement are transfers of partnership interests and are not deemed to affect a dissolution of the partnership.

         2.04. RIGHT TO ASSIGN. Buyer has the right to assign some or all of its rights and obligations under this Agreement to an affiliate.


3.       SELLERS' REPRESENTATIONS AND WARRANTIES

Sellers each make the following representations and warranties to Buyer, to the best of their knowledge without further investigation. References to a "Seller" mean each of them. These representations and warranties are effective as of this Agreement's date and continue through the Closing Dates. Sellers make these representations and warranties severally and not jointly, understanding that Buyer is relying upon them.

         3.01. AUTHORIZATION. The execution, delivery and performance of this Agreement are within Seller's powers. This Agreement is a valid agreement of Seller enforceable by Buyer in accordance with its terms, except (i) bankruptcy, insolvency, moratorium or other similar laws may affect the enforcement of creditors' rights generally and (ii) general equitable principles may limit the availability of equitable remedies.

         3.02. NON-CONTRAVENTION. Sellers' execution, delivery and performance of this Agreement does not and will not (a) violate any applicable law, rule, regulation, judgment, injunction, order or decree or alter or, impair any license, franchise, permit or other similar authorization held by Seller, (b) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or the Partnership or to a loss of any benefit to which Seller is entitled under, any agreement or other instrument binding upon Seller or the Partnership or their properties or assets, other than the consent of Lender, which Buyer will obtain at its sole expense, or (c) result in the creation or imposition of any Lien on any asset of the Partnership.

         3.03. OWNERSHIP OF PARTNERSHIP INTEREST. Sellers are the sole owners of their respective Partnership Interests, free and clear of any Lien and any other limitation or restriction. They each have the power to transfer and deliver to Buyer at the Closing valid title to the Partnership Interests free and clear of any Lien and any such limitation or restriction.

         3.04. PARTNERSHIP EXISTENCE AND POWER. The Partnership is a limited partnership duly organized, validly existing and in good standing under Michigan law. Sellers have made available to Buyer complete copies of the Partnership's Certificate of Limited Partnership and Limited Partnership Agreement that are currently in effect.

         3.05. ABSENCE OF CERTAIN CHANGES. Since the date of its last financial statements, the Partnership's business has been conducted in the ordinary course consistent with past


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practices. Notwithstanding the parties acknowledging that the Building is managed by a corporation that is owned by an officer and director of Buyer, to the best of each Seller's knowledge, there has not been:

         (a) any event, occurrence, development or state of circumstances or facts that has had or reasonably could be expected to cause a Material Adverse Effect;

         (b) any declaration, setting aside or payment of any distribution with respect to the Partnership Interests, or any repurchase, redemption or other acquisition of a Partnership Interest, or the issuance of any new partnership interest;

         (c) any amendment of the articles of organization or Partnership Agreement or similar governing instruments or outstanding security of Partnership;

         (d) any incurrence, assumption or guarantee by the Partnership of any indebtedness for borrowed money;

         (e) any creation or assumption by the Partnership of any Lien on any asset other than in the ordinary course of business;

         (f) any making of any loan, advance or capital contributions to or investment of any nature in any other Person;

         (g) any material reported damage, destruction or other casualty loss affecting the business or assets of the Partnership;

         (h) other than in the ordinary course of business, any transaction or commitment made, or any agreement entered into, by the Partnership relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Partnership of any contract or other right, in either case, involving more than $5,000 over its noncancellable term;

         (i) any change in any method of accounting or accounting practice by the Partnership in any material respect, except for any such change after this Agreement's date required by law or by reason of a concurrent change in statutory accounting principles, or any change in depreciation or amortization policies or rates adopted by it;

         (j) any material change in systems of internal accounting controls;

         (k) any transaction or commitment made to acquire or dispose of the Real Property; or

         (l) any agreement, understanding or commitment to take any action described in this Section.


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         3.06. NO UNDISCLOSED MATERIAL LIABILITIES. The Partnership has no
liabilities of any kind, other than the Mortgage and liabilities incurred in the ordinary course of the Partnership's business, which Sellers have not disclosed to Buyer in writing.

         3.07. MATERIAL CONTRACTS. All of the Partnership's material contracts are listed at Attachment 4. These agreements are valid and binding agreements of the Partnership and are fully effective. There are no defaults or breaches in any material respect of the agreements' terms.

         3.08. LITIGATION. There is no action, suit, investigation or proceeding pending before any court or arbitrator or any governmental or regulatory body, agency or official, or threatened in writing against or affecting the Partnership, or any of its partners, involving any of its properties or businesses, whether at law or in equity. There are no outstanding judgments, orders, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedures) against or relating to the Partnership that contain any remaining restrictions or obligations to perform. There is no pending or action threatened in writing, proceeding or investigation with respect to the Partnership, or any other Person which questions the validity of this Agreement or the transactions it contemplates

         3.09. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Partnership or any Seller who is entitled to any finder's fee or commission from Buyer in connection with the transactions contemplated by this Agreement.

         3.10. REAL PROPERTY. The Partnership does not, own, lease or sublease any real property other than the Real Property.

         3.11. EMPLOYEES, COMPENSATION AND LABOR MATTERS. The Partnership has no employees, and does not maintain, contribute to, nor is it obliged to contribute to, any employee benefit pension plan or any Employee Welfare Benefit Plan as these terms are defined in Sections 3(2) and 3(1) respectively of the Employee Retirement Income Security Act of 1974, as amended.

         3.12. FULL DISCLOSURE. There is no fact or condition known to Sellers that has had a Material Adverse Effect or to their knowledge could reasonably be expected to have a Material Adverse Effect that has not been disclosed to Buyer in writing.

         3.13. TAXES. The Partnership has no federal income tax liability for any income taxes unpaid to IRS or any other taxing authority. Each party will provide cooperation and assistance to the others for the submission of tax returns and tax information for certain federal taxes. This cooperation and assistance obligations will survive this Agreement and continue in full force and effect for a period of three (3) years after the Closing Date.


                                       9
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         3.14. ENVIRONMENTAL MATTERS. No notice, notification, demand, request for information, citation, summons, complaint or order has been received or, to the knowledge of the Partnership, has been threatened in writing or filed by any governmental entity or other party with respect to any (i) alleged violation of any environmental law by the Partnership, or (ii) alleged failure by the Partnership to have any environmental permit, certificate, license, approval, registration, or authorization required in connection with the conduct of its business. The Partnership does not have any material environmental liabilities and there has been no release of hazardous substances into the environment by the Partnership that has had, or would have a Material Adverse Effect on the Partnership.

         3.15. ACCELERATION OF OBLIGATIONS. Subject to the Lender's consent to these transactions, this Agreement's execution and the consummation of the transactions that it describes will not result in any material acceleration or increase of any interest rates or indebtedness, breach of any contract, lease, mortgage or any other obligation of the Partnership. No consent of a party to any such contract, lease, mortgage or any other obligation of the Partnership is required to close these transactions, other than that of the Lender.

         3.16. LIMITATIONS. Notwithstanding anything in this Agreement to the contrary, the following limitations apply to Sellers' representations and warranties:

         (a) Buyer's Knowledge. If Buyer has or obtains actual knowledge prior to Closing that any representation or warranty made by either Seller is false, Buyer shall provide written notice to both Sellers prior to Closing and provide Sellers with a reasonable opportunity to cure. In the event of Sellers' failure to cure, Buyer may, at its sole option, terminate this Agreement. In the event Buyer has knowledge prior to Closing that any representation or warranty by either Seller is false, and Buyer fails or elects not to provide written notice to Sellers, Buyer shall be deemed to have waived any right to pursue any claim with respect to such matter.

         (b) Termination. The representations, warranties and covenants of Buyer and Seller contained in this Agreement shall survive the Closing for a period of twelve (12) months from the Closing Date except that representations, warranties and covenants regarding title to the Partnership Interests and taxes shall survive the Closing for a period of six (6) years. In the event no action or proceeding is commenced to enforce the remedies provided for in this Agreement within such time period, the same shall thereafter be forever barred, and deemed void and of no force.

         (c) Limitations. Sellers' liability under this Article shall be limited to the amount of the Purchase Price less insurance proceeds (which must first be pursued before execution of any claim against Sellers) and less any tax benefits. Lost profits, consequential or exemplary damages may not be the subject of any claim for indemnification.



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4.       PFS'S REPRESENTATIONS AND WARRANTIES

PFS makes the following representations and warranties to Buyer, to the best of its knowledge. These representations and warranties are made in addition to those made in the preceding paragraph. These representations and warranties are effective as of this Agreement's date and continue through the Closing Dates. PFS makes these representations and warranties understanding that Buyer is relying upon them.

         4.01. COMPANY EXISTENCE AND POWER. PFS is a limited liability company duly organized, validly existing and in good standing under Michigan law. PFS has the power to enter into this Agreement. PFS has made available to Buyer complete copies of its Articles of Organization and Operating Agreement that are currently in effect.

         4.02. CORPORATE AUTHORIZATION. PFS's execution, delivery and performance of this Agreement are within its powers and have been duly authorized by all necessary action on PFS's part.

         4.03. NON-CONTRAVENTION. PFS's execution, delivery and performance of this Agreement does not and will not violate any of its organizing or operating documents.


5.       BUYER'S REPRESENTATIONS AND WARRANTIES

Buyer makes the following representations and warranties to Buyer, to the best of its knowledge. These representations and warranties are effective as of this Agreement's date and continue through the Closing Dates. Buyer makes these representations and warranties understanding that Sellers are relying upon them.

         5.01. CORPORATE EXISTENCE AND POWER. Buyer is a corporation duly incorporated, validly existing and in good standing under Michigan law. Buyer has the power to enter into this Agreement.

         5.02. CORPORATE AUTHORIZATION. Buyer's execution, delivery and performance of this Agreement are within Buyer's corporate powers and have been duly authorized by all necessary corporate action on Buyer's part. This Agreement is a valid agreement of Buyer enforceable in accordance with its terms, except (a) bankruptcy, insolvency, moratorium or other similar laws may affect the enforcement of creditors' rights generally and (b) general equitable principles may limit the availability of equitable remedies.

         5.03. NON-CONTRAVENTION. Buyer's execution, delivery and performance of this Agreement do not and will not (a) violate the Buyer's articles of incorporation or bylaws, (b) violate any applicable law, rule, regulation, judgment, injunction, order or decree or any license, franchise, permit or other similar authorization held by Buyer, or (c) require any consent or other action by any Person under, constitute a default under, or give rise to any


                                       11
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right of termination, cancellation or acceleration of any right or obligation of
Buyer under, any agreement or other instrument binding upon Buyer or its properties or assets.

         5.04. MERGER OF TITLE. Buyer acknowledges that if it merges with the Partnership, or the Partnership should otherwise cease to exist, Buyer's leasehold interest will merge with its fee interest in the Real Property.


6.       SELLERS' COVENANTS

         6.01. CONDUCT OF THE PARTNERSHIP. From this Agreement's date until the final Closing Date, except for the transactions contemplated by this Agreement, Sellers shall cause the Partnership to conduct its business in the ordinary course and to use commercially reasonable efforts to preserve intact its business organization and relationships with third parties. Sellers have no obligations to contribute any money to the Partnership for any repairs, improvements or replacements what so ever.

         6.02. ACCESS TO INFORMATION. From this Agreement's date until the Closing Dates, Sellers will: (a) give Buyer, its counsel, financial advisors, accountants and actuaries and other authorized representatives access during normal working hours to the offices, properties, books and records of the Partnership, (b) furnish to Buyer, its counsel, financial advisors, accountants and actuaries and other authorized representatives such available financial and operating data and other information relating to the Partnership as such Persons may reasonably request, and (c) instruct the employees, counsel and financial advisors of Sellers and the Partnership to cooperate with Buyer in its investigation and analysis of the Partnership and the Business.

         6.03. BUSINESS FILES. On the Closing Date, Sellers will transfer to Buyer all business files and records in their possession in connection with the operation of the Partnership's business.

         6.04. LENDER'S APPROVAL. Buyer will by the Closing Date -- General Partnership Interest, Lender's written consent to Buyer's purchase of the Partnership Interests and confirmation that the transactions described in this Agreement will not require the Partnership to pay a prepayment penalty.

         6.05. REAL PROPERTY CONDITION "AS IS." Sellers make no representation or warranty as to the physical condition of the Building or the Real Property, the same being accepted "as is." Buyer has occupied the Building as a tenant and an officer and director of Buyer manages the Real Property, as therefore Buyer is familiar with the Real Property's condition.



                                       12
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7.       COVENANTS OF BUYER AND SELLERS

         7.01. REASONABLE EFFORTS. The parties will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, subject to its terms.

         7.02. FURTHER ASSURANCES. Sellers and Buyer will each execute and deliver any other documents, certificates, agreements and other writings and to take any other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         7.03. CONFIDENTIALITY. Between this Agreement's date and the Closing, each party will maintain in confidence, and cause its directors, officers, employees, agents, and advisors to maintain in confidence, any written or oral or other information obtained in confidence from another party in connection with this Agreement.


8.       TERMINATION

         8.01. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

         (a) by written agreement of the parties; or

         (b) by any party not itself in default of this Agreement's terms, if the Closing shall not have been consummated on or before 180 days from this Agreement's date, or

         (c) by any party if the Lender's conditions for approving the transfer of the General Partnership Interest are unsatisfactory to the party, in that party's sole discretion.

         8.02. EFFECT OF TERMINATION. If this Agreement is terminated as permitted by this Section, termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement.

9.       MISCELLANEOUS

         9.01. NOTICES AND OTHER COMMUNICATIONS. All notices, requests and other communications to any party shall be in writing (including facsimile transmission) and shall be given,

         If to Buyer, to:           North Pointe Financial Services, Inc.
                                    28819 Franklin Road
                                    P.O. Box 2223

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                                    Southfield, MI 48037-2223
                                    Attention:  B. Matthew Petcoff, Executive
                                    Vice President
                                    Facsimile:  248-359-9937

         with a copy to:            Francis C. Flood, Esq.
                                    Foster, Swift, Collins & Smith, P.C.,
                                    32300 Northwestern Highway, Suite230
                                    Farmington Hills, MI  48334
                                    Facsimile: (248) 851-7504


         If to Clarkson, to:        Mr. James Clarkson
                                    153 Muirfield Circle
                                    Naples, FL 34113
                                    Facsimile: _______________

         with a copy to:            Kenneth J. Clarkson, Esq.
                                    Evans & Luptak
                                    7457 Franklin Road, Suite 250
                                    Bloomfield Hills, MI  48301
                                    Facsimile: (248) 406-5111

         If to PFS:                 Petcoff Financial Services, LLC
                                    28819 Franklin Road
                                    P.O. Box 2223
                                    Southfield, MI 48037-2223
                                    Attention:  James G. Petcoff, Member
                                    Facsimile:  248-359-9937

All such notices, requests and other communications shall be deemed received on the date of receipt by its recipient if received prior to 5 p.m. in the place of receipt and that day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         9.02.    AMENDMENTS AND WAIVERS.

         (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, but only if, the amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of that right, power or privilege. No single or partial exercise of any right, power or privilege shall preclude any other or further exercise of


                                       14
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that right, power or privilege or the exercise of any other right, power or privilege. This Agreement's rights and remedies shall be cumulative and not exclusive of any rights or remedies provided by law.

         9.03. EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions it contemplates shall be paid by the party incurring the cost and expense.

         9.04. SUCCESSORS AND ASSIGNS. This Agreement's terms shall both bind and benefit the parties and their respective successors and assigns. No party shall assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, Buyer may assign all or any portion of its rights, interest or obligations under this Agreement to any of its affiliates without the prior written consent of Sellers, provided that the assignment shall not release Buyer from or in any manner limit Buyer's obligations under this Agreement and further provided that any such assignment shall not cause the disapproval or delay of these transactions by any judicial or regulatory body having jurisdiction over the matter.

         9.05. GOVERNING LAW. Michigan law governs this Agreement.

         9.06. COUNTERPARTS; THIRD PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures were upon the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties any rights or remedies.

         9.07. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not expressly set forth herein has been made or relied upon by either party. Neither this Agreement nor any of its provisions are intended to confer upon any Person other than the parties any rights or remedies.


                                 NORTH POINTE FINANCIAL SERVICES, INC.,
                                 a Michigan corporation


                                 By:   /s/ B. Matthew Petcoff
                                       -------------------------------
                                 Name:        B. Matthew Petcoff
                                 Title:       Executive Vice President




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




                                 /s/ S. James Clarkson
                                 ------------------------------------------
                                 S. JAMES CLARKSON


                                 PETCOFF FINANCIAL SERVICES, L.L.C.,
                                 a Michigan limited liability company


                                 By:   /s/ James G. Petcoff
                                       -------------------------------------
                                 Name:     James G. Petcoff
                                 Title:    Member






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